SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934.

Date of Report:		July 10, 2014

Omagine, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-17264	20-2876380
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

350 Fifth Avenue, 48th Floor, New York, N.Y.	10118
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                                 (212) 563-4141

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act;
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act;
[ ]	Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01 – Other Events

In its continuing effort to provide maximum visibility into the process currently underway with respect to the signing of a Development Agreement (“DA”) for the Omagine Project by our 60% owned subsidiary Omagine LLC and the Ministry of Tourism of Oman (“MOT”), the Company is providing the following information to its shareholders:

As previously reported:

On June 20, 2014, we were informed by the Ministry of Tourism that there was one more paper with respect to the time-lines for the Omagine Project (the “MOT Letter”) required to be agreed and signed by Omagine LLC.

Subsequently:

i.	On June 26, 2014, we (Omagine LLC) received from MOT:

a.	the MOT letter, and

b.	a copy of the new Krooki (land deed) for the 1 million square meter Omagine plot of land, and

c.	a letter signed by the Minister of Tourism, H.E. Al-Mahrizi granting Omagine LLC a license as an Integrated Tourism Complex (“ITC License”).

ii.
On July 1, 2014, we delivered a letter in response to the MOT Letter (the “Omagine Response Letter”) which included some precision clarifications to the imprecise timelines specified in the MOT Letter, and

iii.
On July 9, 2014, we received a reply letter from MOT (the “MOT Reply”). The MOT Reply specified MOT’s acceptance of all our proposed changes to the MOT Letter which we included in the Omagine Response Letter except they asked us to delete one inconsequential phrase in the Omagine Response Letter having nothing to do with the timelines (the “Requested Deletion”), and

iv.
On July 10, 2014, as requested by MOT, we delivered a letter to MOT (the “Required Letter”) that was identical in all respects to the Omagine Response Letter except that it omitted the Requested Deletion, and

v.	The MOT Reply also indicated (i) MOT’s appreciation of our cooperation, and (ii) looked forward to the signing of the DA after their receipt of the Required Letter.

There is nothing further to be done, negotiated or agreed with respect to the Omagine DA except the signing of the Omagine DA. Management’s present assessment is that the DA signing date remains imminent. We are awaiting MOT’s notice to us of the signing date for the DA.

Past experience indicates that caution should be exercised in making any assumptions until the DA is actually signed by the parties. In light of such past experience, we caution investors that we cannot give any assurance that the DA will be signed by the parties until it is actually signed by them.

Forward Looking Statements

Certain statements made in this report on Form 8-K are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from the future results implied by such forward-looking statements.

Although the Company believes that the expectations reflected in such forward-looking statements – including management’s present expectation and belief that the Development Agreement and the Usufruct Agreement will be signed by Omagine LLC and the Government - are based on reasonable assumptions, the Company's actual results could differ materially from those set forth or implied in such forward-looking statements. Factors that could cause such differences include but are not limited to the uncertainty of success associated with Omagine LLC’s ongoing efforts (including the many delays as described in our previous SEC Reports) to sign the Development Agreement and the Usufruct Agreement with the Government of the Sultanate of Oman.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable
(b) Not applicable
(c) Not applicable
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:                   July 10, 2014
Omagine, Inc.
(Registrant)

By:	/s/ Frank J. Drohan
Frank J. Drohan,
Chairman of the Board, President and Chief Executive Officer

                            3